EXHIBIT 5.1

                            GLOBAL MARINE INC.
                           777 N. Eldridge Road
                           Houston, Texas 77079


                              April 12, 1995

Global Marine Inc.
777 N. Eldridge Road
Houston, Texas 77079

Gentlemen:

     This opinion is rendered in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Global Marine Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act"), covering the offer and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities for an aggregate initial offering price not to exceed $75,000,000: (i) unsecured debt securities of the company ("Debt Securities"); (ii) shares of preferred stock, $.01 par value per share, of the Company ("Preferred Stock"); and (iii) shares of Common Stock, $.10 par value per share, of the Company ("Common Stock") (the Debt Securities, Preferred Stock and Common Stock are collectively referred to as the "Securities").

     I have acted as counsel for the Company in connection with the Registration Statement. In so acting, I have examined originals or copies, authenticated to my satisfaction, of such corporate records, agreements, documents (including the Indenture in the form of Exhibit 4.31 to the Registration Statement) and other instruments, and such certificates of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the original documents of documents submitted to me as certified or photostatic copies.

     Based upon the foregoing and the other qualifications and limitations expressed in this opinion, I am of the opinion that:

     1. With respect to shares of Common Stock, when both (A) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid and nonassessable.

     2.   With respect to shares of Preferred Stock, when both
(A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

     3. With respect to Debt Securities to be issued under the Indenture, when (A) the Indenture has been duly authorized and validly executed and delivered by the Company to the trustee, (B) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (C) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (D) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The opinion expressed above is subject in all respects to the following assumptions, exceptions and qualifications.

     a. I have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law); (iii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     b. In rendering the opinion in paragraph 3, I have assumed that the trustee is or, at the time the Indenture is signed, will be qualified to act as trustee under the Indenture and that the Trustee has or will have duly executed and delivered the Indenture.

     c. I express no opinion with respect to (i) the enforceability of provisions in the Indenture or any other agreement or instrument with respect to delay or omission of enforcement of rights or remedies, or waivers of defenses, or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     d. I express no opinion as to the requirements of or compliance with state securities laws or regulations.

     This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations in coverage and other limitations, all as more particularly described in the Accord, and this opinion should be read in conjunction therewith. This opinion is limited in all respects to the federal law of the United States, the substantive law of the State of Texas and the corporate law of the State of Delaware and I assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all reference to me under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ James L. McCulloch
                                        James L. McCulloch